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Exhibit 24.1

POWER OF ATTORNEY

        Each of the undersigned directors and officers of NetSpend Holdings, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Daniel R. Henry, George W. Gresham and Steven F. Coleman, and each of them, as his or her true and lawful attorney-in-fact, each with full power to act without the other, to sign the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and any and all amendments to such report, and to file the same and any such amendments, together with any exhibits and any other documents required in connection with any such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended.

Date

/s/ DANIEL R. HENRY	, 2013
Daniel R. Henry, Director and Chief Executive Officer
/s/ ANDREW W. ADAMS	, 2013
Andrew W. Adams, Director
/s/ ALEXANDER R. CASTALDI	, 2013
Alexander R. Castaldi, Director
/s/ ANN H. LAMONT	, 2013
Ann H. Lamont, Director
/s/ THOMAS A. MCCULLOUGH	February 4, 2013
Thomas A. McCullough, Director
/s/ FRANCISCO J. RODRIGUEZ	, 2013
Francisco J. Rodriguez, Director
/s/ DANIEL M. SCHLEY	February 4, 2013
Daniel M. Schley, Director
/s/ STEPHEN A. VOGEL	February 4, 2013
Stephen A. Vogel, Director

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  Exhibit 24.1
POWER OF ATTORNEY